Exhibit 99.2

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Balance Sheet
As of December 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005 is presented as if (1) the acquisition of our interest in Mystic Partners related to Mystic Partner’s acquisition of Adriaen’s and (2) the return of our contributed equity related to Trumbull Street occurred on December 31, 2005.

This unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with:

•	Hersha’s Consolidated Financial Statements as of December 31, 2005;
•	Adriaen’s Landing Hotel, LLC’s financial statements as of December 31, 2005 and 2004 (included in Exhibit 99.1 hereto); and
•	Pre-Mystic Partners Combined Properties Portfolio combined financial statements (unaudited) (included in Exhibit 99.1 hereto).

In management’s opinion, adjustments necessary to reflect the effects of the acquisition of Hersha’s interest in Mystic Partners have been made based on management’s best estimates.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of Hersha would have been assuming such contribution had been completed as of December 31, 2005, nor is it indicative of future financial positions of Hersha.

	(A)	(B)
	Historical	Interest in Mystic Partners	Pro Forma
Assets:
Investment in Hotel Properties, net	$317,980	$-	$317,980
Investment in Unconsolidated Joint Ventures	55,981	1,272	57,253
Development Loans Receivable from Related Parties	32,470	-	32,470
Due from Related Parties	2,779	-	2,779
Other Assets	46,145	(672)	45,473
Total Assets	$455,355	$600	$455,955

Liabilities and Shareholders’ Equity:
Line of Credit	$-	600	600
Mortgages Payable	256,146	-	256,146
Due to Related Parties	4,655	-	4,655
Other Liabilities	12,625	-	12,625
Total Liabilities	273,426	600	274,026

Minority Interest:
Common Units	15,147	-	15,147
Interest in Consolidated Joint Ventures	2,079	-	2,079
Total Minority Interest	17,226	-	17,226

Shareholders’ Equity:	164,703	-	164,703
Total Liabilities and Shareholders’ Equity	455,355	$600	$455,955

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Balance Sheet
As of December 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)     Represents the Consolidated Balance Sheet of Hersha as of December 31, 2005 as filed on Form 10-K/A. During the year ended December 31, 2005, Mystic Partners acquired an interest in eight properties. Mystic Partners closed on six properties on August 9, 2005, one property on September 15, 2005, and one property on October 6, 2005. In connection with each closing, we contributed cash for our interests in Mystic Partners. Our investment in the Mystic Partners is included in Investments in Unconsolidated Joint Ventures on our Consolidated Balance Sheet as of December 31, 2005.

(B)     Represents our contribution to Mystic Partners in connection with its acquisition of the Hartford Marriott, the reduction of our interest in the Hartford Hilton, and settlement adjustments from Mystic Partner’s acquisition of its interest in properties in 2005 as if they had occurred on December 31, 2005. On February 8, 2006, Mystic Partners closed on its interest in the Hartford Marriott, the ninth and final acquisition contemplated in the formation of Mystic Partners. As a result, we acquired a 15% ownership interest in the Hartford Marriott. In connection with this closing, we agreed to adjust our ownership in the Hartford Hilton from 50% to 10%. We contributed $6,743 for our interest in the Hartford Marriott and $83 for settlement adjustments related to properties acquired in 2005. These contributions were reduced by a return of contributed capital of $5,404 as a result of the reduction of our interest in the Hartford Hilton. Our net contribution was funded by $600 in borrowings under our line of credit, $672 in cash and deposits, and $150 in costs that had been capitalized in our investment in unconsolidated joint ventures as of December 31, 2005.

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is presented as if we had acquired our interest in Mystic Partners and Mystic Partners had acquired its interest in all nine portfolio properties on January 1, 2005.

This unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with:

•	Hersha’s Consolidated Financial Statements for the period ending December 31, 2005;
•	Adriaen’s Landing Hotel, LLC’s financial statements for the periods ending December 31, 2005 and 2004 (included in Exhibit 99.1 hereto); and
•	Pre-Mystic Partners Combined Properties Portfolio combined financial statements (unaudited) (included in Exhibit 99.1 hereto).

In management’s opinion, adjustments necessary to reflect the effects of the acquisition of Hersha’s interest in Mystic Partners have been made based on management’s best estimates.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of Hersha would have been assuming such acquisitions had been completed as of January 1, 2005, nor is it indicative of the results of operations for future periods.

	(A)	(B)
	Historical	Interest in Mystic Partners		Pro Forma
Revenue:
Hotel Operating Revenues	$80,899	$-		$80,899
Total Revenue	80,899	-		80,899
Operating Expenses:		-
Hotel Operating Expenses	49,783	-		49,783
Land Lease	433	-		433
Real Estate and Personal Property and Property Insurance	4,346	-		4,346
General and Administrative	4,992	-		4,992
Unrecognized Gain on Derivative	(13)	-		(13)
Depreciation and Amortization	10,600	-		10,600
Total Operating Expenses	70,141	-		70,141

Operating Income (Loss)	10,758			10,758

Interest Income	359	-		359
Interest Income - Secured Loans Related Party	4,046	-		4,046
Interest Income - Secured Loans	137	-		137
Other Revenue	520	254	(D)	774
Interest Expense	(14,094)	(34	)(E)	(14,128)
Income (Loss) from continuing operations before income (loss) from joint venture investments, distributions to preferred unit holders and minority interests	1,726	220		1,946
Income from Unconsolidated Joint Venture Investments	457	352	(C)	809
Income (Loss) from continuing operations before distributions to preferred unit holders and minority interests	2,183	572		2,755
Loss Allocated to Minority Interest in Continuing Operations	-	(70	)(F)	(70)

Income (Loss) from Continuing Operations	2,183	$502		$2,685

Preferred Distributions	1,920	2,880	(G)	4,800

Income (Loss) from Continuing Operations applicable to Common Shareholders	$263	$(2,378)		$(2,115)

Earnings Per Share from Continuing Operations applicable to Common Shareholders
Basic	$0.01			$(0.10)
Diluted	$0.01			$(0.10)

Weighted Average Common Shares Outstanding
Basic	20,293,554			20,293,554
Diluted	20,335,181			20,335,181

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)
Represents Hersha’s Consolidated Statement of Operations for the year ended December 31, 2005 as filed on Form 10-K/A. During the year ended December 31, 2005, Mystic Partners acquired an interest in eight properties. Mystic Partners closed on six properties on August 9, 2005, one property on September 15, 2005, and one property on October 6, 2005. In connection with each closing, we contributed our interests in Mystic Partners. Our interest in the results of operations of properties acquired by Mystic Partners is included in Income from Unconsolidated Joint Ventures Investments on our Consolidated Statement of Operations as of December 31, 2005 from the date each property was acquired by Mystic Partners.

(B)
Represents our interest in the properties acquired by Mystic Partners as if Mystic acquired all nine properties in the portfolio and we had contributed our interest in Mystic Partners on January 1, 2005 and is based on the historical statements of operations for the Pre-Mystic Partners Combined Properties Portfolio and Adriaen’s Landing Hotel, LLC for the year ended December 31, 2005, including the notes thereto, and adjusted as noted below.

(C)
Represents our interest in the income of Mystic Partners nine property portfolio for the period beginning on January 1, 2005 through the date of acquisition. Our interest in the income of Mystic Partners is reduced by amortization of fair value in excess of historical cost of the properties and amortization of capitalized acquisition costs.

Net cash flows from the operations of Mystic Partners are distributed first, to us to provide an 8.5% annual non-compounded return on our unreturned capital contributions and, second, to MHI to provide an 8.5% annual non-compounded return on their unreturned capital contributions. Net cash flows in excess of the 8.5% returns to us and to MHI are shared based on residual sharing ratios as defined in the operating agreements of Mystic Partners. We also have a preference in the return of our capital contributions. Net cash flow available for distribution is determined by adjusting net income or loss to add back depreciation and amortization and is reduced by debt service and fixed asset reserves. To determine net cash flows available for distribution, historical net income or loss, each property was adjusted to reflect the effect of new mortgage financing that was placed on certain properties in the portfolio. Based on our priority in the distributions of net cash flow and our priority upon dissolution and liquidation of Mystic Partners, income recognized by Hersha is determined by the availability of net cash flows for distribution to Hersha and MHI. Net cash flows available for distribution are determined separately for the Hartford Hilton, Hartford Marriott and the portfolio of seven stabilized properties. On a proforma basis, there was no cash available for distribution for the Hartford Hilton or the Hartford Marriott. The pro forma adjustment for income allocated to Hersha is as follows:

Interest in Income of Mystic Partners for the year ended December 31, 2005
Stabilized Properties	$2,018
Hartford Hilton	-
Hartford Marriott	-
Total	2,018
Less: Interest in Income of Mystic Partners included in Hersha historical results	(659)
Pro Forma Adjustment	$1,359

Also included in this adjustment is depreciation of fair value in excess of the historical cost of the properties. The pro forma adjustment is as follows:

Assets Acquired	Fair Value in Excess of Net Historical Cost	Life	Depreciation Expenses
Land	$4,752	N/A	N/A
Building	26,052	30-39	850
FF&E	4,774	5-6	754
Total			$1,604
Less: Depreciation of fair value in excess of net historical costs included in Hersha historical results			(597)
Pro Forma Adjustment			$1,007

(D)
Represents asset management fees paid to us for asset management services provided on the portfolio of seven stabilized properties. The asset management fee is equal to 1.0% of the gross revenues of the seven stabilized properties. The pro forma adjustment is as follows:

	Revenue	Fee Percentage	Asset Management Fee
Stabilized properties for year ended December 31, 2005	$43,267	1.00%	$433
Less: Asset Management Fee in Hersha historical results			(179)
Pro Forma Adjustment			$254

(E)
Represents estimated interest expense on the $600 proceeds from the borrowings under our line of credit facility to finance the acquisition of Hartford Marriott. The line of credit bears interest at the Wall Street Journal Prime Rate less 0.50% which was 6.75% as of December 31, 2005. Weighted average interest rate on the line of credit for the year ended December 31, 2005 was 5.69%.

(F)
Represents the interest in HHLP, our operating partnership, owned by limited partners. The cumulative minority interest effect of Hersha’s interest in Mystic Partners is calculated by using the weighted average minority interest percentage of 12.3% for the year ended December 31, 2005, as follows:

Interest in Income of Mystic Partners	$1,359
Depreciation of fair value in excess of historical cost	(1,007)
Asset management fee	254
Line of credit interest expense	(34)
Net proforma adjustments to allocate to minority interest	572
Weighted average minority interest percentage	12.3%
Pro Forma Adjustment	$70

(G)
Represents dividends on our preferred shares issued to finance the acquisition of our interest in Mystic Partners related to the initial eight properties acquired as if the preferred shares were issued on January 1, 2005. We issued 2,400,000 shares of 8.0% cumulative preferred stock at a price of $25 per share. The pro forma adjustment is as follows:

Pro forma preferred distribution	$4,800
Less: Preferred distribution included in Hersha historical results	(1,920)

$2,880